Exhibit 99.1

CDTi Outlines Development of Spinel™ Technology Platform
at SAE 2015 World Congress and Exhibition

Oxnard, California – April 22, 2015 -- Clean Diesel Technologies, Inc. (Nasdaq: CDTI) (“CDTi” or “the Company”), a leader in advanced emission control technology, will participate in the SAE 2015 World Congress today in Detroit, Michigan where Chief Technology Officer, Stephen Golden, Ph.D., will deliver a presentation titled “Novel Mixed Metal Oxide Structure for Next Generation Three-Way Catalysts (TWCs).”

Dr. Golden’s presentation will outline the fundamentals of Spinel™, a proprietary clean emissions exhaust technology that promises to dramatically reduce the cost of attaining more stringent clean air requirements. Vehicle testing of this technology is ongoing at independent certified testing facilities and involves a variety of original equipment manufacturer (OEM) engines. The Company expects initial test results by mid-year.

The presentation along with a white paper published by SAE International can be accessed via the Company’s website at http://www.cdti.com/spinel.

About Spinel

The Spinel platform is a family of proprietary materials using various base metals that replace costly platinum group metals (PGMs) and rare earth metals in coatings on standard catalytic converters. Spinel works across a wide range of engine and vehicle applications – both gasoline and diesel – and has the potential for significant cost savings for OEMs by dramatically reducing or eliminating expensive PGMs and rare earth metals. The technology promises to enable early, cost-effective compliance with stricter emissions standards in the U.S. and around the world and to mitigate OEM exposure to supply uncertainty and price volatility in the PGM and rare earth markets.

More information on Spinel, please visit the Company’s website at: http://www.cdti.com/spinel.

About CDTi

CDTi manufactures and distributes vehicle emissions control products that leverage its advanced materials technology. CDTi utilizes its proprietary patented Mixed Phase Catalyst (MPC®) technology and other related technologies to provide high-value sustainable solutions to reduce emissions, increase energy efficiency and lower the carbon intensity of on- and off-road combustion engine systems. Reflecting its continued focus on innovation, CDTi is developing and commercializing proprietary advanced low-platinum group metal (PGM) catalysts including synergized-PGM (SPGM™), as well as zero-PGM (ZPGM™) catalysts. CDTi is headquartered in Oxnard, California and has operations in the U.K., Canada, France, Japan and Sweden. For more information, please visit www.cdti.com.

Forward-Looking Statements

Certain information contained in this press release constitutes forward-looking statements including any statements contained herein that are not statements of historical fact. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, “promises”, and other similar expressions, whether in the negative or affirmative. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk. In this press release, the Company includes forward looking statements regarding Dr. Golden’s proposed presentation, future tests and results, and the development, commercialization and potential benefits of CDTi’s products and technologies including Spinel™.  In general, actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including, but not limited, to (i) any inability by CDTi to (1) realize the benefits of investments; (2) successfully transition into an advanced materials supplier; (3) execute its strategic priorities; (4) commercialize its technology due to agreements with third parties; (5) protect its intellectual property; (6) obtain verifications, approvals or market acceptance of its products or technology; (7) attract or retain qualified personnel; or (8) achieve anticipated results; (ii) changes in or lack of enforcement of or funding for emissions programs, regulations or standards; (iii) competitive conditions; (iv) prices of PGM and rare earth metals; (v) intellectual property infringement allegations; (vi) product malfunctions, design  failures or the inability to meet emissions control standards; (vii) any cancellation or postponement of the SAE 2015 World Congress; and (ix) other risks and uncertainties discussed or referenced in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. In addition, any forward-looking statements represent the Company’s estimates only as of the date of such statements and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company specifically disclaims any obligation to update forward-looking statements. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

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Contact Information:

Becky Herrick or Cathy Mattison

LHA (IR Agency)

+1 415 433 3777

bherrick@lhai.com

cmattison@lhai.com

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